Exhibit 10.3

                        AMENDED JOINT MARKETING AGREEMENT

This Joint Marketing Agreement ("Agreement") is made effective retroactively to October 1, 1997 by and between Tech Logistics, Inc., a Division of Tech Laboratories, Inc., a NJ Corporation ("First Party") and Elektronik Apparatebau GmbH (EAG), a German Corporation; W.T. Sports, Ltd., a NY Corporation; and FUA Safety Equipment, AG, a Swedish Corporation ("Second Party").

First Party and Second Party separately market products and/or services which are complimentary, meaning the products and/or services are each sold to the same general end users or consumers and are often used by them for related purposes.

The parties desire to cooperate in marketing their products for their mutual benefit.

NOW, THEREFORE, it is agreed:

1.   Products.

First Party will manufacture two-beam sensors and jointly market them in the United States, Canada, and South America ("First Party's Product"). Second Party will export to the United States four-beam infra red sensors to be marketed in the United States, Canada and South America by First Party. ("Second Party's Product"). First Party's Product and Second Party's Product may hereinafter be referred to collectively as the "Products". The Products may be marketed to and purchased by the same categories of end users and/or consumers. First Party and Second Party agree that First Party shall have the exclusive rights to market the Products as provided in this Agreement. This Agreement may be amended from time to time to include additional products. The Products shall be marketed by Tech Logistics and/or Tech Laboratories in its own name.

2.   General Duties.

In connection with the joint marketing of the First Party's Product and the Second Party's Product, the parties agree to the following mutual duties:

A. To share information with respect to product distribution channels, methods of distribution, competitive information and any other information which can be disclosed without violating any law or breaching any obligations of confidentiality.

B. To include, where appropriate, literature concerning the other party's product in individual direct mail or other direct marketing and with product shipments.

C. To provide, at the earliest practical date, information about product development, new Products or modification to existing Products jointly marketed pursuant to this Agreement.

D. To share information with respect to sales leads.

                                                             Bernard M. Ciongoli
                                                             Werner Teichmann
                                                             Wilfred Teichmann

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E. To  provide a  reasonable  number of  samples,  demonstration  units or other models of products to the other party.

F. To mention or include the other party's products in advertisements, brochures, promotion and press releases.

G. To share information with respect to trade shows, seminars and meetings which may be beneficial to the other party.

H. To advise the other party about ideas or recommendations for new products or enhancements to existing Products which may be appropriate for the other party's product lines.

3.   Specific Duties.

In addition to the general duties set forth in Section 2 above, the parties agree to engage in the following specific joint marketing activities during the Initial Term of this Agreement:

A. Trade Shows. The parties agree to jointly participate in the following trade show(s): The parties will register for each designated trade show in their joint names, if permitted. If joint registration is not permitted, First Party shall register on behalf of both parties. The parties shall jointly share the cost of registration and participation in the trade show; transportation, preparation, construction and removal of a booth at the trade show; and reasonable related expenses, such as cost of refreshments and other items not specific to the Products. Each party shall separately pay its own cost for transportation of its samples, demonstration units or products to the trade show, travel, lodging and meals for representatives at the trade show and special or extra customer meetings or entertainment. The parties agree to jointly staff the trade show booth at all times.

B. Training. Each party agrees to provide one individual to attend a sales meeting of the other party for the purpose of demonstrating and training sales personnel with respect to the party's product. Each party shall bear its own expenses for transportation and other out-of-pocket expenses for sending its representative to the other party's sales meeting.

C. Advertising. The parties may select an advertising agency and shall jointly pay the expenses related to preparation of at least one advertisement which shall equally promote the First Party's Product and Second Party's Product. Nothing shall prevent the selection of an advertising agency which represents or has represented either one of the parties. The parties shall share evenly in the amount paid to the advertising agency for the joint advertisement. After the joint advertisement is prepared, each party shall have the equal right to utilize the advertisement in the media of its choice without limitation, provided that each party shall pay one-half of the cost of same during the Initial Term. Additional joint advertisements may be prepared following the agreement of the parties.

E. Gross Sales. All sales of the Products shall be invoiced to purchasers by First Party.

                                                             Bernard M. Ciongoli
                                                             Werner Teichmann
                                                             Wilfred Teichmann

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F. Net Profits.  All pre-tax profits shall be calculated  according to generally accepted accounting principles fairly and consistently applied; and shall be distributed quarterly in arrears, 70% to the First Party and 30% the Second Party. On April 1, 2001 and annually thereafter for the balance of the Term of this Amended Joint Marketing Agreement or any renewal term as provided herein, the Party shall reanalyze the profit sharing allocation. Such reanalyzation shall involve an analysis of the actual pre-tax profit of the First Party as to the sale of the Products. If the actual pre-tax profit of the First Party is more than 16% then the profit share of the First Party and the Second Party shall be reallocated to increase the percentage of the Second Party and decrease the percentage of the First Party to properly reallocate the profit earned by party of the First Party in excess of 16%. If the profit of the First Party is less than 16%, then the First Party shall have the unilateral right to terminate this Amended Joint Marketing Agreement.

F. Royalties. In addition to any other sums earned under this Amended Agreement, the Party of the Second Party shall earn a Royalty equal to 5% of the cost of any Products manufactured by Tech Laboratories, Inc. and marketed pursuant to this Amended Joint Marketing Agreement.

4.   Confidentiality.

During this Agreement, each party may disclose to the other information that is confidential and proprietary to the disclosing party ("Confidential Information"). Confidential Information may include, but is not limited to, business plans, marketing plans, financial statements, competitive analysis, market research, Product development plans, computer programs, designs, and models, communicated orally, in writing, or by electronic media. Confidential Information disclosed orally or electronically shall be identified as such within five (5) days of disclosure. Confidential Information disclosed in writing shall be marked "Confidential." Each party agrees that it will maintain the Confidential Information of the other party in confidence and shall use such information only for the purposes of this Agreement. Confidential Information may be disclosed by a receiving party within its organization only to specific employees who have a need to know such information for the purposes of this Agreement and who have agreed in writing not to disclose it. Upon expiration or termination of this Agreement or, sooner if demanded by a party, a receiving party shall return to a disclosing party's any of the disclosing party's Confidential Information including all copies thereof. If this Agreement or any subsequent agreement between the Parties or extension hereof is terminated for any reason by either Party, then and in that event, the Second Party shall retain ownership to the Products, as well as to any and all modifications, improvements and extensions of the Products or the related technology whether such was created, implemented, designed, or paid for, by First Party or Second
Party. Upon such Termination, Second Party shall pay to First Party, First Party's reasonable expenses in redesigning castings, if any, related to such modifications, improvements and extensions of the Products or the related technology. The obligations of each party in this section shall continue for a period of Two (2) years following the expiration or termination of the Agreement. The obligations of this section shall not apply to any Confidential Information that:

                                                             Bernard M. Ciongoli
                                                             Werner Teichmann
                                                             Wilfred Teichmann

A. Is or becomes public through no act of a receiving party;

B.  Is  rightfully   received  from  a  third  party  without   obligations   of
confidentiality; or

C. Is independently developed by a receiving party without reference to the other party's Confidential Information.

5.   Conflicts.

During this Agreement and for a period of Six (6) months thereafter, each party agrees that it will not engage in any marketing, promotion, advertising, or sales effort, individually or jointly, with respect to any product that is competitive with the other party's Product or with respect to any entity that markets, promotes, or sells a product in competition with the other party. Nothing herein shall prevent either party from engaging in any activity that promotes any other product or entity that does not compete with the other party or its products.

6.   Term and Termination.

A. The "Initial Term" of this Agreement shall start on October 1, 1997 and shall end on September 30, 2007. At least sixty (60) days prior to the end of the Initial Term or any renewal term as provided herein, the parties shall each notify the other as to whether it desires to renew this Agreement. If either party notifies the other that it does not desire to continue this Agreement, then the Agreement shall end upon the expiration of the Initial Term or renewal terms. If, however, both parties desire to renew the Agreement, then the parties shall meet to confer and determine the following:

     (i) their specific duties for the renewal term in lieu of the specific duties set forth in Section 3 herein as applicable to the preceding Initial Term or renewal term;

     (ii) the period for the renewal term; and

     (iii) any other proposed amendments. If the parties fail to agree on all of the foregoing items before end of the Initial Term or renewal term, then this Agreement shall expire as of the end of the Initial Term or the renewal term. If the parties agree to all of the foregoing items, then the Agreement will continue with such specific duties and other amendments for the renewal term agreed upon.

B. This Agreement may be terminated at any time upon the occurrence of any of the following events:

     (i) if either of the parties shall default on any material obligation and such default is not cured within fifteen days following notice from the other party.

     (ii) if a party files a petition of bankruptcy, is insolvent, makes an assignment for benefit of creditors or if a trustee or receiver is appointed for a party, and such remaining of the foregoing remains undismissed for a period of sixty (60) days.

                                                             Bernard M. Ciongoli
                                                             Werner Teichmann
                                                             Wilfred Teichmann

     (iii) either party shall cease to do business, the First Party ceases to market First Party's Product or Second Party ceases to market Second Party's Product.

7.   Final Agreement.

This Amendment to Joint Marketing Agreement terminates and supersedes all prior understandings or agreements on the subject matter hereof. This Agreement may be modified only by a further writing that is duly executed by both parties.

8.   Severability.

If any term of this Agreement is held by a court of competent jurisdiction to be invalid or unenforceable, then this Agreement, including all of the remaining terms, will remain in full force and effect as if such invalid or unenforceable term had never been included.

9.   Notices.

Any notice required by this Agreement or given in connection with it, shall be in writing and shall be given to the appropriate party by personal delivery or by certified mail, postage prepaid, or recognized overnight delivery service;

If to First Party:

     Bernard M. Ciongoli, President
     Tech Laboratories, Inc.
     955 Belmont Avenue
     North Haledon, NJ 07508

and if to Second Party:

     Werner Teichmann, President
     W.T. Sports, Ltd.
     PO Box 23
     Ellenville, NY 12428

     Wilfred Teichmann, President
     Elektronik Apparatebau GmbH
     c/o  Werner Teichmann
     PO Box 23
     Ellenville, NY 12428

     Wilfred Teichmann, President
     FUA-Safety Equipment, AG
     c/o  Werner Teichmann
     PO Box 23
     Ellenville, NY 12428

                                                             Bernard M. Ciongoli
                                                             Werner Teichmann
                                                             Wilfred Teichmann

10.  Governing Law and Arbitration.

A. This Agreement shall be construed and enforced in accordance with the laws of the state of New Jersey.

B. The parties agree that they will use their best efforts to amicably resolve any dispute arising out of or relating to this Agreement. Any dispute that cannot be resolved amicably shall be settled by final binding arbitration in accordance with the rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be settled by final binding arbitration in accordance with the Rules of the American Arbitration Association and judgment upon the award rendered by the arbitrator or arbitrators may be entered in any court having jurisdiction thereof. Any such arbitration shall be conducted in Paterson, New Jersey or such other place as may be mutually agreed upon by the parties. Within fifteen (15) days after the commencement of the arbitration, each party shall select one person to act as arbitrator, and the two arbitrators so selected shall select a third arbitrator within ten (10) days of their appointment. Each party shall bear its own costs and expenses and an equal share of the arbitrator's expenses and administrative fees of arbitration.

11.  No Assignment.

Neither party shall assign this Agreement or any interest or obligation herein without the prior written consent of the other party.

IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

W.T. Sports, Ltd., a NY Corporation           FUA-Safety Equipment, AG, a
                                              Swedish Corporation

By:  /s/  Werner Teichmann                    By: /s/  Wilfred Teichmann
     -------------------------------              -----------------------------
     Werner Teichmann, President                  Wilfred Teichmann, President

Tech Logistics, a Division of                 Elektronik Apparatebau GmbH(EAG)
Tech Laboratories, Inc., a NJ Corporation     a Corporation of the Country of
                                              Germany

By:  /s/  Bernard M. Ciongoli                 By: Wilfred Teichmann
     -------------------------------              -----------------------------
     Bernard M. Ciongoli, President               Wilfred Teichmann, President

                                                             Bernard M. Ciongoli
                                                             Werner Teichmann
                                                             Wilfred Teichmann